UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2025

DP Cap Acquisition Corp I
(Exact name of registrant as specified in its charter)

Cayman Islands	001-41041	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

418 Broadway, #6895
Albany, NY	12207
(Address of principal executive offices)	(Zip Code)

(929) 392-3578

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001, and one-half of one redeemable warrant	DPCSU	None

Class A ordinary shares, par value $0.0001 per share	DPCS	None

Warrants, each whole warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	DPCSW	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

The information included in Item 5.07 is incorporated by reference into this item to the extent required.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 25, 2025, DP Cap Acquisition Corp. I (the “Company”) held an extraordinary general meeting (the “Meeting”) to (i) approve, by special resolution and pursuant to the terms of the Company’s amended and restated memorandum and articles of association, as amended (the “Articles”), an amendment to the Articles (the “Authorized Capital Increase Proposal”) to increase the Company’s authorized share capital from (a) US $22,100 divided into 200,000,000 Class A ordinary shares of par value US $0.0001 each (“Class A Shares”), 30,000,000 Class B ordinary shares of par value US $0.0001 each (“Class B Shares”) (the Class A Shares and Class B Shares referred to together as the “Ordinary Shares”) and 1,000,000 preference shares of par value US $0.0001 each (“Preference Shares”) to (b) US $92,000 divided into 600,000,000 Class A Shares of par value US $0.0001 each, 20,000,000 Class B Shares of par value US $0.0001 each, and 300,000,000 Preference Shares of par value US $0.0001 each (the “Share Capital Increase”); (ii) to approve, by ordinary resolution and pursuant to the terms of the Articles (the “Bonus Share Issuance Proposal”), the use of a portion of the Share Capital Increase to issue forty-nine (49) Ordinary Shares (“Bonus Shares”) in respect of each of the Company’s outstanding Ordinary Shares (including those underlying outstanding units), with such Bonus Shares issued within the same class as the Ordinary Shares with respect to which they are issued; (iii) to approve, by special resolution and pursuant to the terms of the Articles (the “Article 49.10 Amendment Proposal”), an amendment to the Articles to delete in its entirety current Article 49.10 thereof and replace it as follows: “49.10 After the issue of Public Shares, and prior to the consummation of a Business Combination, the Company shall not without the approval of the Company by way of ordinary resolution issue additional Shares or any other securities that would entitle the holders thereof to: (a) receive funds from the Trust Account; or (b) vote as a class with the Public Shares: (i) on the Company’s initial Business Combination or on any other proposal presented to Members prior to or in connection with the completion of an initial Business Combination; or (ii) to approve an amendment to the Memorandum or the Articles to: (x) extend the time the Company has to consummate a business combination beyond 30 months from the closing of the IPO; or (y) amend this Article 49.10.”; and (iv) elect one member to the Board of Directors as a Class I director. An aggregate of 5,755,752 ordinary shares of the Company, which represented a quorum of the outstanding ordinary shares entitled to vote as of the record date of August 7, 2025, were represented in person or by proxy at the Meeting.

The Company’s shareholders voted on the following proposals at the Meeting, all of which were approved:

(1)	Proposal No. 1 — The Authorized Capital Increase Proposal —The following is a tabulation of the votes with respect to the Authorized Capital Increase Proposal:

For	Against	Abstain	Broker Non-Votes
5,755,752	0	0	0

(2)	Proposal No. 2 — The Bonus Share Issuance Proposal —The following is a tabulation of the votes with respect to the Bonus Share Issuance Proposal:

For	Against	Abstain	Broker Non-Votes
5,755,752	0	0	0

(3)	Proposal No. 3 — The Article 49.10 Amendment Proposal —The following is a tabulation of the votes with respect to the Article 49.10 Amendment Proposal:

For	Against	Abstain	Broker Non-Votes
5,755,752	0	0	0

(4)	Proposal No. 4 — The Director Election Proposal —The following is a tabulation of the votes with respect to the Director Election Proposal:

For	Against	Abstain	Broker Non-Votes
3	0	0	0

In connection with the Meeting, public holders of an aggregate of 9,350 Class A ordinary shares of the Company sold in its initial public offering (“public shares”) exercised, and did not reverse, their right to redeem their public shares.

On September 25, 2025, the Company filed an amendment to the Articles with the Cayman Islands Registrar of Companies to effectuate the foregoing proposals. A copy of the amendment is attached hereto as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
3.1	Amendment to the Amended and Restated Memorandum and Articles of Association
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DP CAP ACQUISITION CORP I

Dated: September 26, 2025	By:	/s/ Xixuan Hei
	Name:	Xixuan Hei
	Title:	Chairman and Chief Executive Officer

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